                                                         Exhibit No. EX-99.d.2.b

                        GENWORTH VARIABLE INSURANCE TRUST

                             SUB-ADVISORY AGREEMENT

     AGREEMENT made as of the 20th day of August,  2008, by and between Genworth
Financial Wealth Management, Inc., a California corporation (the "Advisor"), and
Columbia  Management  Advisors,  LLC, a Delaware limited  liability company (the
"Sub-Advisor").

     WHEREAS, the Advisor and the Sub-Advisor are registered investment advisers under the Investment  Advisers Act of 1940, as amended (the "Advisers Act"), and engage in the business of providing investment management services; and

     WHEREAS,  the  Advisor  has  been  retained  to act as  investment  adviser pursuant  to an  Investment  Advisory  Agreement  dated  August  15,  2008  (the
"Advisory  Agreement") with Genworth Variable  Insurance Trust (the "Trust"),  a
Delaware  statutory  trust  registered  with the U.S.  Securities  and  Exchange
Commission (the "SEC") as an open-end  management  investment  company under the
Investment  Company  Act  of  1940,  as  amended  (the  "1940  Act"),  currently consisting of several separate series of shares,  each having its own investment objectives and policies,  and which is authorized to create additional series in the future; and

     WHEREAS,  the  Advisory  Agreement  permits  the  Advisor,  subject  to the supervision and direction of the Trust's Board of Trustees,  to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

     WHEREAS,  the  Advisor  desires  to retain  the  Sub-Advisor  to assist the
Advisor in the provision of a continuous  investment program for that portion of one or more of the Trust's series' (each a "Fund") assets which the Advisor will assign to the Sub-Advisor  (the  "Sub-Advisor  Assets"),  and the Sub-Advisor is
willing to render such  services,  subject to the terms and conditions set forth in this Agreement; and

     WHEREAS,  shares  of the Fund  will  not be sold  directly  to the  general public,  but will be sold exclusively to (i) insurance company separate accounts for use with variable contracts, and (ii) retirement plans.

     NOW,  THEREFORE,  in consideration  of mutual covenants  recited below, the parties agree and promise as follows:

     1. Appointment as Sub-Advisor.  The Advisor hereby appoints the Sub-Advisor to act as  investment  adviser for and to manage the  Sub-Advisor  Assets of the
Funds set forth on  Exhibit A hereto,  as it may be  amended  from time to time, subject to the  supervision  of the  Advisor  and the Board of  Trustees  of the
Trust,  and subject to the terms of this Agreement;  and the Sub-Advisor  hereby accepts such appointment. In such capacity, the Sub-Advisor shall be responsible for the investment  management of the Sub-Advisor Assets. The Sub-Advisor agrees to exercise  the same degree of skill,  care and  diligence  in  performing  its services under this Agreement as the Sub-Advisor exercises in performing similar services  with  respect  to other  similar  fiduciary  accounts  for  which  the
Sub-Advisor has investment responsibilities.  In rendering the services required under this Agreement,  the Sub-Advisor may, from time to time, employ,  delegate or associate  with itself such  affiliated  persons as it believes  necessary to assist  it in  carrying  out its  obligations  under  this  Agreement;  provided however,  that (i) such  assistance  shall not involve such person serving as an
"investment  adviser" to the Fund  within the meaning of the 1940 Act,  (ii) the
Sub-Advisor  shall  remain  liable to the  Advisor  for the  performance  of the
Sub-Advisor's obligations under this Agreement and for the acts and omissions of such other persons,  and (iii) the Advisor shall not be responsible for any fees that any such  person  may charge to the  Sub-Advisor  in  connection  with such services.

     2. Duties of the Sub-Advisor.

     (a)  Investments.  The  Sub-Advisor  is hereby  authorized and directed and hereby  agrees,  subject  to the  stated  investment  objectives,  policies  and restrictions  of each Fund as set forth in such Fund's  prospectus and statement of  additional  information  as  currently in effect and as amended from time to time  (collectively  referred to as the "Prospectus") and subject to the written directions of the Advisor and the Trust's Board of Trustees,  to purchase,  hold and sell investments for the Sub-Advisor  Assets and to monitor such investments on a continuous basis. In providing these services, the Sub-Advisor will conduct an ongoing  program of  investment,  evaluation  and, if  appropriate,  sale and reinvestment of the Sub-Advisor Assets.

     The Sub-Advisor  acknowledges that the Advisor is a wholly-owned subsidiary of Genworth  Financial,  Inc., and the purchase,  acquisition,  or possession of securities  issued by  Genworth  and/or its  affiliated  entities  (collectively referred to as "Genworth Securities") by the Fund is therefore prohibited by the
1940 Act. Accordingly,  the Sub-Advisor is directed and hereby agrees to refrain from the  purchase,  acquisition,  or  possession  on  behalf of the Fund of any securities  identified  in writing by the  Advisor to the  Sub-Advisor  as being
Genworth Securities.

     The Advisor agrees to provide the Sub-Advisor information concerning: (i) a
Fund; (ii) its assets available or to become available for investment; and (iii)
the  conditions  of  a  Fund's  or  the  Trust's  affairs  as  relevant  to  the
Sub-Advisor.

     (b) Compliance with  Applicable  Laws,  Governing  Documents and Compliance
Procedures.  In the  performance  of  its  duties  and  obligations  under  this
Agreement, the Sub-Advisor shall, with respect to Sub-Advisor Assets, (i) act in conformity  with:  (A) the  Trust's  Agreement  and  Declaration  of Trust  (the
"Declaration of Trust") and By-Laws;  (B) the  Prospectus;  (C) the policies and procedures for compliance by the Trust with the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act)  provided  to the  Sub-Advisor
(together,  the "Trust  Compliance  Procedures");  and (D) the  instructions and directions  received in writing  from the Advisor or the  Trustees of the Trust;
and (ii)  conform to, and comply  with,  the  requirements  of the 1940 Act, the
Advisers  Act, and all other federal laws  applicable  to registered  investment companies and the Sub-Advisor's  duties under this Agreement;  provided that the
Sub-Advisor  shall not be required to act in  conformity  with the  documents or instructions  set forth in (i) above,  or any  amendments  to such  documents or instructions,  until  the  Advisor  has  provided  copies of such  documents  or instructions to the  Sub-Advisor in accordance with this Agreement.  The Advisor will  provide  the  Sub-Advisor  with  any  materials  or  information  that the
Sub-Advisor  may  reasonably  request  to enable it to  perform  its  duties and obligations  under  this  Agreement  and  will  update  the  list of  affiliates necessary for the  Sub-Advisor to comply with Section 2(g) below and the list of
Genworth  Securities  on a  regular  basis as may be  agreed  to by the  parties hereto.

     The Sub-Advisor agrees to invest the Fund's assets so as to ensure that (i)
the Fund qualifies as a regulated  investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"),  and the Treasury
Regulations promulgated  thereunder;  (ii) the Fund maintains such qualification as a RIC  at all  times;  (iii)  the  Fund  complies  with  the  diversification requirements  set forth in Section  817(h) of the Code and Treasury  Regulations
promulgated thereunder (the "Diversification  Requirements");  and (iv) the Fund
maintains  compliance with the  Diversification  Requirements at all times.  The
Sub-Advisor  agrees to notify the Advisor  immediately  upon becoming aware that the  Sub-Advisor has failed to satisfy its  obligations  under this clause.  The
Advisor will notify the  Sub-Advisor  in the event that any of the  requirements discussed in this paragraph  cease to apply to the Trust and in such a case, the
Sub-Advisor will not be required to comply with the terms of this paragraph.

     The Advisor will provide the Sub-Advisor  with reasonable (30 days) advance notice,  in  writing,  of:  (i) any  change in a Fund's  investment  objectives, policies and  restrictions as stated in the  Prospectus;  (ii) any change to the
Declaration  of Trust or  By-Laws;  and (iii) any  material  change in the Trust
Compliance Procedures; and the Sub-Advisor, in the performance of its duties and
obligations   under  this  Agreement,   shall  manage  the  Sub-Advisor   Assets
consistently with such changes, provided the Sub-Advisor has received such prior notice of the  effectiveness  of such changes from the Trust or the Advisor.  In addition to such notice,  the Advisor shall provide to the Sub-Advisor a copy of a modified Prospectus and copies of the revised Trust Compliance Procedures,  as applicable, reflecting such changes. The Sub-Advisor hereby agrees to provide to the Advisor in a timely manner,  in writing,  such  information  relating to the
Sub-Advisor and its  relationship to, and actions for, a Fund as may be required to be  contained  in  materials  provided  to the Board of Trustees of the Trust relating to the  approval,  continuation  or renewal of this  Agreement  and the ongoing monitoring of the Sub-Advisor's performance of its duties hereunder, the
Prospectus or in the Trust's  registration  statement on Form N-1A, or otherwise as reasonably requested by the Advisor.

     In order to assist the Trust and the Trust's Chief Compliance  Officer (the
"Trust CCO") to satisfy the requirements  contained in Rule 38a-1 under the 1940
Act, the  Sub-Advisor  shall  provide to the Trust CCO: (i)  reasonable,  direct access to the Sub-Advisor's  chief compliance officer (the "Sub-Advisor CCO") or members of his or her office,  as reasonably  requested by the Trust CCO; (ii) a completed  quarterly  informational  questionnaire  regarding the  Sub-Advisor's compliance  program and  participation  in a quarterly  telephone  call with the
Trust CCO to discuss the responses on the questionnaire; (iii) quarterly reports
confirming  that  the  Sub-Advisor  has  complied  with  the  Trust   Compliance
Procedures in managing the Sub-Advisor Assets; and (iv) quarterly certifications indicating  whether  there were  Material  Compliance  Matters  (as that term is defined by Rule  38a-1(e)(2))  that arose under the Trust Compliance  Procedures that related to the Sub-Advisor's management of the Sub-Advisor Assets.

     (c) Sub-Advisor  Compliance Policies and Procedures.  The Sub-Advisor shall promptly  provide the Trust CCO with copies of: (i) the  Sub-Advisor's  policies and  procedures for compliance by the  Sub-Advisor  with the Federal  Securities
Laws (together, the "Sub-Advisor Compliance Procedures"),  and (ii) any material
changes  to  the  Sub-Advisor  Compliance  Procedures.   The  Sub-Advisor  shall
cooperate  fully  with  the  Trust  CCO  so as to  facilitate  the  Trust  CCO's performance  of the Trust  CCO's  responsibilities  under  Rule 38a-1 to review, evaluate  and report to the Trust's  Board of Trustees on the  operation  of the
Sub-Advisor  Compliance  Procedures,  and shall promptly report to the Trust CCO
any  Material  Compliance  Matter  arising  under  the  Sub-Advisor   Compliance
Procedures  involving the Sub-Advisor  Assets.  The Sub-Advisor shall provide to the Trust CCO: (i) quarterly  reports  confirming the  Sub-Advisor's  compliance with the Sub-Advisor  Compliance  Procedures in managing the Sub-Advisor Assets, and (ii)  certifications  indicating  whether  there  were  Material  Compliance
Matters  involving the Sub-Advisor  that arose under the Sub-Advisor  Compliance
Procedures  that  affected  the  Sub-Advisor  Assets.  At least  annually,  upon request,  the  Sub-Advisor  shall  provide  a  certification  to the  Trust  CCO confirming that the  Sub-Advisor  has in place and has implemented  policies and procedures that are reasonably  designed to ensure compliance by the Sub-Advisor with the Federal Securities Laws.

     (d)  Voting of  Proxies.  Unless  otherwise  instructed  in  writing by the
Advisor or the Trust,  the  Sub-Advisor  shall  have the power,  discretion  and responsibility  to vote,  either in person or by proxy,  all securities in which the  Sub-Advisor  Assets  may be  invested  from time to time,  and shall not be required  to seek  instructions  from the  Advisor,  the  Trust  or a Fund.  The
Sub-Advisor shall also provide its Proxy Voting Policy (the "Proxy Policy") and, if  requested  by the  Advisor,  a summary of such  Proxy  Policy  suitable  for including  in the  Prospectus,  and will  provide the Advisor  with any material amendment to the Proxy Policy within a reasonable  time after such amendment has taken effect.  If both the  Sub-Advisor  and another entity managing assets of a
Fund have invested in the same security,  the  Sub-Advisor and such other entity will each have the power to vote its pro rata share of the security.

     (e) Agent.  Subject to any other written instructions of the Advisor or the
Trust,  the Sub-Advisor is hereby  appointed the Advisor's and the Trust's agent
and   attorney-in-fact   for  the   limited   purposes  of   executing   account
documentation,  agreements,  contracts  and other  documents as the  Sub-Advisor shall be  requested by brokers,  dealers,  counterparties  and other  persons in connection with its management of the  Sub-Advisor  Assets,  provided,  that the
Sub-Advisor's  actions in  executing  such  documents  shall comply with federal
regulations,   all  other  federal  laws  applicable  to  registered  investment companies and the  Sub-Advisor's  duties and obligations under federal law, this
Agreement and the Trust's governing  documents.  For the avoidance of doubt, the
Sub-Advisor  shall not be responsible for filing class action proofs of claim or for taking any related actions on behalf of the Trust in regards to class action litigation or settlements related to securities  currently or previously held in the Sub-Advisor Assets.

     (f)  Brokerage.  The  Sub-Advisor  will place  orders  pursuant  to the Sub
Advisor's investment determinations for a Fund either directly with an issuer or with  any  broker  or  dealer  selected  by the  Sub-Advisor,  pursuant  to this paragraph. In executing portfolio transactions and selecting brokers or dealers, the Sub-Advisor will use its best efforts to seek, on behalf of a Fund, the best overall execution  available.  In assessing the best overall terms available for any  transaction,  the  Sub-Advisor  shall  consider  all factors  that it deems relevant,  including the breadth of the market in the security, the price of the security,  the financial  condition  and  execution  capability of the broker or dealer, and the reasonableness of the commission,  if any, both for the specific transaction and on a continuing basis.

     In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Sub-Advisor may also consider the brokerage and research services (as those terms are defined in Section 28(e)
of the Securities Exchange Act of 1934, as amended (the "1934 Act")) provided to a Fund and/or other  accounts over which the  Sub-Advisor  and/or its affiliates may exercise  investment  discretion.  The Sub-Advisor is authorized to pay to a broker or dealer who provides such brokerage and research  services a commission for executing a portfolio  transaction for any of the Funds that is in excess of the  amount of  commission  another  broker or dealer  would  have  charged  for effecting that  transaction if, but only if, the Sub-Advisor  determines in good faith  that such  commission  was  reasonable  in  relation  to the value of the brokerage  and research  services  provided by such broker or dealer,  viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Advisor for discretionary  accounts. Such authorization is subject to termination  at any time by the Advisor or by the Board of Trustees of the Trust for any reason.

     The  Sub-Advisor,  when selecting  brokers and dealers to effect the Fund's portfolio securities transactions,  shall not take into account the brokers' and dealers'  promotion  or sale of shares  of the Fund or of any  other  registered investment  company or of Genworth variable annuity products.  In addition,  the
Sub-Advisor  shall not enter into any  agreement  (whether  oral or  written) or other  understanding  under  which the  Sub-Advisor  directs,  or is expected to direct,  the Fund's  portfolio  securities  transactions,  or any  remuneration, including but not limited to any commission,  mark-up,  mark-down,  or other fee
(or portion thereof) received or to be received from such portfolio transactions effected through any other broker (including a government  securities broker) or dealer  (including  a municipal  securities  dealer or a  government  securities dealer) in consideration  for the promotion or sale of shares of the Fund or any other registered investment company or of Genworth variable annuity products.

     The   Sub-Advisor   may  only  direct  the  Fund's   portfolio   securities
transactions  to a broker  or  dealer  that  promotes  or sells  Fund  shares or
Genworth  variable  annuity  products as permitted by the provisions of the 1940
Act (and the rules  thereunder)  and the policies and procedures  adopted by the
Trust,  as amended from time to time.  The Advisor will provide the  Sub-Advisor with a copy of such policies and procedures and any amendments thereto.

     In addition,  the  Sub-Advisor is authorized to allocate  purchase and sale orders for portfolio  securities to brokers or dealers that are affiliated  with the  Advisor,  the  Sub-Advisor,  the Trust's  principal  underwriter,  or other sub-advisors (if applicable) if the Sub-Advisor believes that the quality of the transaction  and the  commission are comparable to what they would be with other qualified  firms and provided  that the  transactions  are  consistent  with the
Trust's Rule 17e-1 and/or Rule 10f-3  procedures  (as  applicable).  The Advisor will identify all brokers and dealers  affiliated  with the Trust,  the Advisor, the Trust's principal underwriter and any other sub-advisors of the Fund, to the extent  such  information  is  necessary  for the  Sub-Advisor  to  comply  with applicable  federal securities laws, other than those whose sole business is the distribution  of mutual fund  shares,  who effect  securities  transactions  for
customers.   The  Advisor  shall  promptly  furnish  a  written  notice  to  the
Sub-Advisor if the information so provided is no longer accurate.

     In connection with its management of the Sub-Advisor  Assets and consistent with its fiduciary  obligation to the Trust and other clients,  the Sub-Advisor, to the extent  permitted by applicable laws and  regulations,  may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or  purchased  in order to obtain the most  favorable  price or lower  brokerage commissions and efficient execution. In such event, allocation of the securities or futures  contracts so purchased or sold, as well as the expenses  incurred in the  transaction,  will be made by the Sub-Advisor in the manner the Sub-Advisor considers to be, over time, the most equitable and consistent with its fiduciary obligations to the Sub-Advisor Assets and to such other clients.

     (g)  Securities  Transactions.  In no  instance  will any Fund's  portfolio securities  be  purchased  from or sold to the  Advisor,  the  Sub-Advisor,  the
Trust's  principal  underwriter,  or any  affiliated  person of the  Trust,  the
Advisor,  the  Sub-Advisor  or the  Trust's  principal  underwriter,  acting  as principal in the transaction,  except to the extent permitted by the SEC and the
1940 Act, including Rule 17a-7 thereunder.

     The  Sub-Advisor  acknowledges  that the  Advisor and the Trust may rely on
Rule 17a-7,  Rule 17a-10,  Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940
Act, and the Sub-Advisor  hereby agrees that it shall not consult with any other sub-advisor  to the Trust with respect to  transactions  in  securities  for the
Sub-Advisor Assets or any other transactions of Trust assets. The Advisor agrees that the Sub-Advisor  shall be deemed to have knowledge of only those affiliated persons of the Advisor, the Trust's principal underwriter, a Fund's sub-advisors or any affiliated  person of the Trust,  the Advisor,  the  sub-advisors  or the
Trust's principal  underwriter as have been identified in writing by the Advisor to the Sub-Advisor.

     The  Sub-Advisor  is  authorized,   but  is  not  required,  to  engage  in
transactions in which the Sub-Advisor, or an affiliate of the Sub-Advisor,  acts as a broker  for both the Fund and for  another  party on the other  side of the transaction ("agency cross transactions"). The Sub-Advisor shall effect any such agency cross  transactions  in compliance  with Rule 206(3)-2 under the Advisers
Act and any other applicable provisions of the federal securities laws and shall
provide  the  Advisor  with  periodic  reports   describing  such  agency  cross
transactions.  By  execution  of this  Agreement,  the  Advisor  authorizes  the
Sub-Advisor  or its  affiliates  to  engage  in agency  cross  transactions,  as described  above.  The  Advisor  may revoke  its  consent at any time by written notice to the Sub-Advisor.

     Each  of the  Sub-Advisor  and the  Advisor  hereby  represent  that it has
implemented   policies  and  procedures   reasonably  designed  to  prevent  the
disclosure by it, its employees or its agents of the Trust's portfolio  holdings to any person or entity other than the Advisor, the Trust's custodian,  or other persons permitted under such policies and procedures or expressly  designated by the Advisor.

     (h) Code of Ethics.  The Sub-Advisor  hereby represents that it has adopted policies and procedures and a code of ethics that meet the  requirements of Rule
17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act.  Copies of such policies  and  procedures  and code of ethics  and any  changes  or  supplements thereto  shall be  delivered  to the  Advisor  and the Trust,  and any  material violation of such  policies,  and  procedures and code of ethics by personnel of the  Sub-Advisor,  the  sanctions  imposed in response  thereto,  and any issues arising under such policies, and procedures and code of ethics shall be reported to the Advisor and the Trust at the times and in the format reasonably requested by the Advisor or the Board of Trustees.

     (i) Books and Records.  The Sub-Advisor  shall maintain  separate  detailed
records  of  all  brokerage  and  securities   transactions  pertaining  to  the
Sub-Advisor  Assets.   Except  for  the  records  of  brokerage  and  securities
transactions  described above, the Sub-Advisor shall not be required to maintain books and records on behalf of the Trust.  Any records required to be maintained and  preserved  pursuant  to  the  provisions  of  Rule  31a-1  and  Rule  31a-2 promulgated  under  the  1940  Act  that  are  prepared  or  maintained  by  the
Sub-Advisor  on behalf of the  Trust are the  property  of the Trust and will be surrendered  promptly to the Trust upon request.  The Sub-Advisor further agrees to  preserve  for the  periods  prescribed  in Rule 31a-2 under the 1940 Act the records required to be maintained by it under this Agreement.

     (j) Information  Concerning  Sub-Advisor  Assets and the Sub-Advisor.  From
time to time as the Advisor, and any consultants  designated by the Advisor (who shall be  eligible  to  receive  such  information  under the  Trust  Compliance
Procedures),  or the  Trust  may  request,  the  Sub-Advisor  will  furnish  the requesting  party reports on portfolio  transactions  and reports on Sub-Advisor
Assets  held  in  the  portfolio,  all  in  such  detail  as  the  Advisor,  its consultant(s) or the Trust may reasonably request.  The Sub-Advisor will provide the  Advisor  with  information  (including  information  that is required to be disclosed in the Prospectus) with respect to the portfolio managers  responsible for Sub-Advisor  Assets, any changes in the portfolio  managers  responsible for
Sub-Advisor   Assets,  any  changes  in  the  ownership  or  management  of  the
Sub-Advisor,  or of material changes in the control of the  Sub-Advisor.  To the extent not prohibited by applicable  law, the  Sub-Advisor  will promptly notify
the  Advisor  of  any  pending  material  investigation,   material  litigation,
administrative proceeding or any other significant regulatory inquiry that could potentially  affect the  Sub-Advisor's  ability to perform the services required under  this  Agreement.  Upon  reasonable  request,  the  Sub-Advisor  will make available  its officers and employees to meet with the Trust's Board of Trustees to review the Sub-Advisor Assets.

     (k) Valuation of Sub-Advisor  Assets. The Sub-Advisor agrees to monitor the
Sub-Advisor Assets and to notify the Advisor or its designee on any day that the
Sub-Advisor  becomes  aware that a  "significant  event" (as  determined  by the
Sub-Advisor  in its sole  judgment)  has  occurred  with  respect to one or more securities  held in the  Sub-Advisor  Assets.  As  reasonably  requested  by the
Advisor,  the Trust's  pricing  agent or the Trust's  Valuation  Committee,  the
Sub-Advisor hereby agrees to provide  information to the Valuation  Committee of the Trust,  the Advisor and the Trust's  pricing agent in connection  with their valuing  Sub-Advisor  Assets held in the portfolio,  in such form and content as may be agreed upon by the parties from time to time,  including  with respect to fair  value  pricing  of  portfolio  securities  (it being  understood  that the
Sub-Advisor  shall have no  responsibility  for the  valuation of the  portfolio securities of the Fund).

     The  Sub-Advisor   also  will  provide  such   information   regarding  the
Sub-Advisor and the performance of its duties hereunder as may be required for a
Fund or the Advisor to comply with their respective obligations under applicable federal  securities  laws,  including,  without  limitation,  the 1940 Act,  the
Advisers  Act, the 1934 Act, the  Securities  Act of 1933, as amended (the "1933
Act") and any rule or regulation thereunder.

     (l) Custody  Arrangements.  The  Sub-Advisor,  on each business day,  shall provide the  Advisor,  its  consultant(s)  (who will be eligible to receive such information  under the Trust  Compliance  Procedures) and the Trust's  custodian such information as the Advisor and the Trust's custodian may reasonably request relating to all transactions concerning the Sub-Advisor Assets.

     (m) Historical  Performance  Information.  To the extent agreed upon by the parties,  the  Sub-Advisor  will provide the Trust with  historical  performance information on similarly managed  investment  companies or for other accounts to be included in the Prospectus or for any other uses permitted by applicable law.

     (n) Regulatory  Examinations.  The Sub-Advisor will cooperate  promptly and fully with the  Advisor  and/or the Trust in  responding  to any  regulatory  or compliance examinations or inspections (including information requests) relating to the Trust,  the Fund or the Advisor brought by any governmental or regulatory authorities having appropriate jurisdiction (including,  but not limited to, the
SEC).

     3. Independent Contractor.  In the performance of its duties hereunder, the
Sub-Advisor  is and shall be an independent  contractor  and,  unless  otherwise expressly  provided  herein or otherwise  authorized  in writing,  shall have no authority to act for or represent a Fund, the Trust or the Advisor in any way or otherwise be deemed an agent of a Fund, the Trust or the Advisor.

     4. Services to Other  Clients.  Nothing  herein  contained  shall limit the freedom of the Sub-Advisor or any affiliated person of the Sub-Advisor to render
investment  advisory,   supervisory  and  other  services  to  other  investment
companies,  to act as  investment  adviser  or  investment  counselor  to  other persons, firms or corporations, or to engage in other business activities. It is understood  that the  Sub-Advisor  may give advice and take action for its other clients  that may differ  from advice  given,  or the timing or nature of action taken, for a Fund. The Sub-Advisor is not obligated to initiate transactions for a Fund in any security  that the  Sub-Advisor,  its  principals,  affiliates  or employees  may purchase or sell for its or their own accounts or the accounts of other clients.

     5. Expenses.  Except to the extent expressly assumed by the Sub-Advisor and except  to  the  extent  required  by  law  to be  paid  or  reimbursed  by  the
Sub-Advisor,  the Sub-Advisor  shall have no duty to pay any ordinary  operating expenses  incurred in the  organization  and operation of the Funds.  During the term of this Agreement,  the Sub-Advisor will pay all expenses incurred by it in connection  with its  activities  under this  Agreement  other than the costs of securities,  commodities and other investments  (including brokerage commissions and other transaction charges, if any) purchased or otherwise acquired,  or sold or  otherwise  disposed of for a Fund,  or  extraordinary  expenses  relating to litigation or restructuring  actions with respect to the portfolio securities of a Fund. The Sub-Advisor,  at its sole expense,  shall employ or associate itself with such persons as it believes to be  particularly  fitted to assist it in the execution of its duties under this Agreement.  The Trust or the Advisor,  as the case  may  be,  shall  reimburse  the  Sub-Advisor  for any  expenses  as may be reasonably  incurred  by the  Sub-Advisor,  at the request of and on behalf of a
Fund or the Advisor.  The Sub-Advisor shall keep and supply to the Trust and the
Advisor reasonable records of all such expenses.

     6.  Compensation.  For the services  provided and the expenses assumed with respect to a Fund pursuant to this Agreement,  the Sub-Advisor  will be entitled to the fee listed for the Fund(s) on Exhibit A. Such fees will be computed daily and payable in arrears no later than the seventh  (7th)  business day  following the end of each month, from the Advisor on behalf of the Fund(s),  calculated at an annual rate based on the Sub-Advisor Assets' average daily net assets.

     If this Agreement is terminated prior to the end of any calendar month, the fee shall be prorated for the portion of any month in which this Agreement is in effect  according to the proportion  which the number of calendar  days,  during which this  Agreement is in effect,  bears to the number of calendar days in the month, and shall be payable within ten (10) days after the date of termination.

     7.  Representations  and  Warranties of the  Sub-Advisor.  The  Sub-Advisor
represents and warrants to the Advisor and the Trust as follows:

     (a) The  Sub-Advisor  is  registered  as an  investment  adviser  under the
Advisers Act;

     (b) The  Sub-Advisor  is a limited  liability  company duly  organized  and validly existing under the laws of the State of Delaware,  with the power to own and possess its assets and carry on its business as it is now being conducted;

     (c) The  execution,  delivery and  performance  by the  Sub-Advisor of this
Agreement are within the  Sub-Advisor's  powers and have been duly authorized by all  necessary  organizational  action,  and no action by or in  respect  of, or filing with, any governmental  body,  agency or official is required on the part
of  the  Sub-Advisor  for  the  execution,   delivery  and  performance  by  the
Sub-Advisor of this  Agreement,  and the execution,  delivery and performance by the  Sub-Advisor  of this  Agreement do not  contravene  or constitute a default under:  (i) any  provision  of  applicable  law,  rule or  regulation;  (ii) the
Sub-Advisor's   governing  instruments;   or  (iii)  any  agreement,   judgment,
injunction, order, decree or other instrument binding upon the Sub-Advisor; and

     (d) The Form ADV,  Part II of the  Sub-Advisor  previously  provided to the
Advisor is a true and  complete  copy of the form as of the date  hereof and the information  contained therein,  as of the date hereof, is accurate and complete in all material  respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances  under which they are made, not misleading. The Sub-Advisor will promptly provide the Advisor and the Trust with a complete copy of all subsequent amendments to its Form ADV,
Part II.

     8.  Representations  and Warranties of the Advisor.  The Advisor represents and warrants to the Sub-Advisor and the Trust as follows:

     (a) The Advisor is registered  as an investment  adviser under the Advisers
Act;

     (b) The Advisor is a corporation  duly organized and validly existing under the laws of the State of California with the power to own and possess its assets and carry on its business as it is now being conducted;

     (c)  The  execution,  delivery  and  performance  by the  Advisor  of  this
Agreement are within the Advisor's  powers and have been duly  authorized by all necessary  action on the part of its Board of Directors,  and no action by or in respect  of, or filing  with,  any  governmental  body,  agency or  official  is required on the part of the Advisor for the execution,  delivery and performance by the Advisor of this Agreement, and the execution, delivery and performance by the Advisor of this  Agreement do not  contravene or constitute a default under:
(i) any provision of applicable law, rule or regulation  (assuming due execution by the  Advisor);  (ii)  the  Advisor's  governing  instruments;  or  (iii)  any agreement,  judgment, injunction, order, decree or other instrument binding upon the Advisor;

     (d) The Advisor  acknowledges  that it received a copy of the Sub-Advisor's
Form ADV prior to the execution of this Agreement; and

     (e) The Advisor and the Trust have duly entered into the Advisory Agreement pursuant to which the Trust authorized the Advisor to enter into this Agreement.
Shareholders  of the Fund have approved this Agreement or are not required under applicable law and Trust Compliance Procedures to approve this Agreement.

     9. Survival of Representations and Warranties;  Duty to Update Information.
All  representations  and  warranties  made by the  Sub-Advisor  and the Advisor pursuant to Sections 7 and 8, respectively,  of this Agreement shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming  aware that any of the foregoing  representations and warranties are no longer true.

     10. Liability and Indemnification.

     (a)  Liability.  The duties of the  Sub-Advisor  shall be confined to those expressly  set  forth  herein,  with  respect  to the  Sub-Advisor  Assets.  The
Sub-Advisor  shall  not be  liable  for any loss  arising  out of any  portfolio investment  or  disposition  hereunder,  except a loss  resulting  from  willful misfeasance,  bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder,  except as may  otherwise be provided  under  provisions  of  applicable  state law that cannot be waived or modified hereby.

     (b) Indemnification.  Subject to paragraph (a) above, the Sub-Advisor shall indemnify the Advisor, the Trust and each Fund, and their respective  affiliates
and  controlling  persons  (the  "Sub-Advisor   Indemnified  Persons")  for  any
liability and expenses, including reasonable attorneys' fees, which the Advisor, the Trust or a Fund and their respective  affiliates and controlling persons may sustain as a result of the Sub-Advisor's  willful misfeasance,  bad faith, gross negligence,  or reckless disregard of its duties hereunder;  provided,  however, that the  Sub-Advisor  Indemnified  Persons  shall  not be  indemnified  for any liability or expenses which may be sustained as a direct result of the Advisor's or the Trust's willful  misfeasance,  bad faith,  gross negligence,  or reckless disregard of its duties hereunder, or violation of applicable law.

     The  Advisor  shall  indemnify  the  Sub-Advisor,  its  affiliates  and its controlling persons (the "Advisor Indemnified  Persons"),  for any liability and expenses,  including  reasonable  attorneys' fees, howsoever arising from, or in connection with, the Advisor's breach of this Agreement,  or its representations and warranties herein, or as a result of the Advisor's willful misfeasance,  bad faith,  gross  negligence,  reckless  disregard  of  its  duties  hereunder,  or violation of applicable law;  provided,  however,  that the Advisor  Indemnified
Persons  shall not be  indemnified  for any  liability or expenses  which may be sustained as a result of the Sub-Advisor's willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder.

     11. Duration and Termination.

     (a) Duration. This Agreement,  unless sooner terminated as provided herein, shall for the Fund(s) listed on Exhibit A attached  hereto remain in effect from the later of the date of execution or Board  approval as required under the 1940
Act (the  "Effective  Date"),  until  two years  from the  Effective  Date,  and thereafter,  for periods of one year, so long as such continuance  thereafter is specifically approved at least annually:  (i) by the vote of a majority of those
Trustees  of the  Trust  who are not  interested  persons  of any  party to this
Agreement,  cast in person at a meeting called for the purpose of voting on such approval; and (ii) by the Trustees of the Trust, or by the vote of a majority of the  outstanding  voting  securities  of each Fund  (except  as such vote may be unnecessary  pursuant to relief granted by an exemptive order from the SEC). The foregoing  requirement  that  continuance  of this  Agreement  be  "specifically approved at least annually"  shall be construed in a manner  consistent with the
1940 Act and the rules and regulations thereunder.

     (b)  Termination.  This  Agreement  may be terminated as to any Fund at any time,  without  the payment of any penalty by: (i) the vote of a majority of the
Trustees  of the  Trust,  the  vote  of a  majority  of the  outstanding  voting securities of the Fund, or the Advisor,  on not less than 60 days written notice to the Sub-Advisor;  or (ii) the  Sub-Advisor,  on not less than 60 days written notice to the Advisor and the Trust. This Agreement may also be terminated as to any Fund at any time by any party hereto  immediately upon written notice to the other  parties  in the  event  of a breach  of any  material  provision  of this
Agreement by any of the parties.

     This Agreement shall not be assigned and shall terminate  automatically  in the event of its assignment, except as provided otherwise by any rule, exemptive order  issued by the SEC, or No Action  Letter  provided or pursuant to the 1940
Act, or upon the termination of the Advisory Agreement.  In the event that there is a proposed change in control of the  Sub-Advisor  that would act to terminate this  Agreement,  if a vote of  shareholders  to  approve  continuation  of this
Agreement  is at that time  deemed by counsel to the Trust to be required by the
1940 Act or any rule or regulation thereunder,  the Sub-Advisor agrees to assume all reasonable costs associated with soliciting  shareholders of the appropriate
Fund(s) of the Trust, to approve  continuation of this Agreement.  Such expenses include the reasonable  costs of preparation  and mailing of a proxy  statement, and of soliciting proxies.

     In the event that such proposed change in control of the Sub-Advisor  shall occur following either: (i) receipt by the Advisor and the Trust of an exemptive order issued by the SEC with respect to the appointment of  sub-advisors  absent shareholder approval, or (ii) the adoption of proposed Rule 15a-5 under the 1940
Act,  the  Sub-Advisor  agrees  to assume  all  reasonable  costs  and  expenses
(including the costs of mailing and filing) associated with the preparation of a statement,  required  by the  exemptive  order  or Rule  15a-5,  containing  all information  that  would  be  included  in a proxy  statement  (an  "Information
Statement").

     This   Agreement   shall   extend  to  and  bind  the   heirs,   executors,
administrators and successors of the parties hereto.

     12.  Amendment.  This  Agreement  may be amended  by mutual  consent of the parties, provided that the terms of any material amendment shall be approved by:
(a) the  Trust's  Board of  Trustees,  and (b) the vote of a  majority  of those
Trustees  of the  Trust  who are not  interested  persons  of any  party to this
Agreement  cast in person at a meeting  called for the purpose of voting on such approval.  In addition,  any such  amendment  shall be approved by a vote of the majority  of  the  Fund's  outstanding  voting  securities,  unless  shareholder approval is not required by applicable  law or regulation,  by exemptive  relief granted by the SEC, or by a No-Action position of the SEC staff.

     13. Confidentiality.  Any information or recommendations supplied by either the Advisor or the  Sub-Advisor,  that are not otherwise in the public domain or previously  known to the other party in connection  with the  performance of its obligations and duties  hereunder,  including  portfolio  holdings of the Trust, financial  information  or  other  information  relating  to  a  party  to  this
Agreement, are to be regarded as confidential  ("Confidential  Information") and held in the strictest confidence. Except as may be required by applicable law or rule or as requested by regulatory  authorities having jurisdiction over a party to this  Agreement,  Confidential  Information  may be used only by the party to which said  information  has been  communicated  and such other  persons as that party  believes are necessary to carry out the purposes of this  Agreement,  the custodian,  and such persons as the Advisor may designate in connection with the
Sub-Advisor Assets.  Nothing in this Agreement shall be construed to prevent the
Sub-Advisor  from giving other entities  investment  advice about, or trading on their behalf, in the securities of a Fund or the Advisor.

     14.  Use of  Sub-Advisor's  Name.  During the term of this  Agreement,  the
Advisor shall have permission to use the Sub-Advisor's  name in the name of, and in the  marketing  of, the Fund,  and agrees to furnish the  Sub-Advisor  at its principal  office all marketing  materials,  prospectuses,  proxy statements and reports to shareholders prepared for distribution to shareholders of the Fund or the  public,  which  refer  to  the  Sub-Advisor  in  any  way.  Any  use of the
Sub-Advisor's  name,   reference  to  the  Sub-Advisor  or  description  of  the
Sub-Advisor in such marketing or other  materials  shall be consistent  with the information regarding the Sub-Advisor contained in the Prospectus.

     15.  Notice.  Any  notice,  advice or report to be given  pursuant  to this
Agreement  shall be deemed  sufficient  if  delivered  or mailed by  registered, certified  or  overnight  mail,  postage  prepaid  addressed by the party giving notice to the other party at the last address furnished by the other party:

           (a)      If to the Advisor:
                    Genworth Financial Wealth Management, Inc.
                    2300 Contra Costa Blvd., Suite 600
                    Pleasant Hill, CA 94523-3967
                    Attn: Carrie E. Hansen

           (b)      If to the Sub-Advisor:
                    Columbia Management Advisors, LLC
                    100 Federal Street
                    Boston, MA 02110
                    Attn:  President

     16. Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware,  without regard to conflict of law principles;  provided, however that nothing  herein shall be construed as being  inconsistent  with the
1940 Act.  Where the effect of a  requirement  of the 1940 Act  reflected in any provision  of this  Agreement is altered by a rule,  regulation  or order of the
SEC, whether of special or general  application,  such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     17. Entire  Agreement.  This  Agreement  embodies the entire  agreement and understanding  between the parties hereto,  and supersedes all prior  agreements and understandings  relating to this Agreement's  subject matter. This Agreement may be executed in any number of counterparts,  each of which shall be deemed to be an original,  but such  counterparts  shall,  together,  constitute  only one instrument.

     18. Severability.  If any provision of this Agreement shall be held or made invalid by a court decision,  statute, rule or otherwise,  the remainder of this
Agreement shall not be affected thereby.

     19. Certain  Definitions.  For the purposes of this Agreement and except as
otherwise   provided   herein,   "interested   person,"   "affiliated   person,"
"affiliates," "controlling persons" and "assignment" shall have their respective meanings as set forth in the 1940 Act, subject,  however,  to such exemptions as may be granted by the SEC,  and the term "Fund" or "Funds"  shall refer to those
Fund(s) for which the Sub-Advisor provides investment management services and as are listed on Exhibit A to this Agreement.

     20. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the date first written above.

                             ADVISOR:
                             GENWORTH FINANCIAL WEALTH MANAGEMENT, INC.

                             By:    /s/Carrie E. Hansen
                             Name:  Carrie E. Hansen
                             Title: Senior Vice President and Chief Operations
                                    Officer

                             SUB-ADVISOR:
                             COLUMBIA MANAGEMENT ADVISORS, LLC

                             By:    /s/Amy S. Roberts
                             Name:  Amy S. Roberts
                             Title: Managing Director
                                    Head of Channel Management Team